EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-76776 of Saxon Capital, Inc. on Form S-8 of our report dated March 10, 2004, appearing in the Annual Report on Form 10-K of Saxon Capital, Inc. for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

March 10, 2004